Exhibit 10.1

AMENDMENT NO. 5
TO THE THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
BRAEMAR HOSPITALITY LIMITED PARTNERSHIP

April 2, 2021

This Amendment No. 5 to the Third Amended and Restated Agreement of Limited Partnership of Braemar Hospitality Limited Partnership (this “Amendment”) is made as of April 2, 2021, by Braemar OP General Partner LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Braemar Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in Section 11.1(b) of the Third Amended and Restated Agreement of Limited Partnership of Braemar Hospitality Limited Partnership, dated March 7, 2017, as amended by Amendment No. 1 thereto dated as of April 23, 2018, Amendment No. 2 thereto dated as of November 20, 2018, Amendment No. 3 thereto dated as of December 3, 2019 and Amendment No. 4 thereto dated as of January 24, 2020 (the “Partnership Agreement”), for the purpose of amending the terms of the Series E Preferred Partnership Units and the Series M Preferred Partnership Units. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Board of Directors (the “Board”) of Braemar Hotels & Resorts Inc. (the “Company”) adopted resolutions on November 5, 2019 and January 22, 2020 classifying and designating (i) 28,000,000 shares of Preferred Stock (as defined in the Articles of Amendment and Restatement of the Company (as amended and supplemented to date and as may be amended and supplemented from time to time, the “Charter”)) as Series E Preferred Stock and (ii) 28,000,000 shares of Preferred Stock as Series M Preferred Stock;

WHEREAS, the Board initially filed Articles Supplementary to the Charter with the State Department of Assessments and Taxation of Maryland on January 23, 2020, establishing the Series E Preferred Stock and the Series M Preferred Stock;

WHEREAS, the Board adopted resolutions on February 18, 2021 and filed Articles Supplementary to the Charter with the State Department of Assessments and Taxation of Maryland on February 18, 2021, (i) reclassifying the authorized Series E Preferred Stock and Series M Preferred Stock as unissued shares of Preferred Stock, and (ii) establishing the Series E Preferred Stock and the Series M Preferred Stock, each with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series E Articles Supplementary (as defined below) and the Series M Articles Supplementary (as defined below), respectively;

WHEREAS, Section 11.1(b) of the Partnership Agreement permits the General Partner to amend the Partnership Agreement without the approval of any other Partner if such amendment is to create, issue or reflect the creation or issuance of additional Partnership Interests;

WHEREAS, the General Partner has determined that, in connection with the issuance of the Series E Preferred Stock and the Series M Preferred Stock, it is necessary and desirable to amend the Partnership Agreement to amend the terms of the Series E Preferred Partnership Units and the Series M Preferred Partnership Units; and

WHEREAS, the General Partner desires to so amend the Partnership Agreement as of the date first set forth above.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.            Article I is amended to revise the following defined terms:

“Series E Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the Series E Redeemable Preferred Stock, filed as part of the Company’s charter with the State Department of Assessments and Taxation of Maryland, on April 2, 2021, as they may be amended and supplemented from time to time.

“Series M Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the Series M Redeemable Preferred Stock, filed as part of the Company’s charter with the State Department of Assessments and Taxation of Maryland, on April 2, 2021, as they may be amended and supplemented from time to time.

2.            In accordance with Section 4.3 of the Partnership Agreement, Section (c)(i) of Exhibit I to the Partnership Agreement, which sets forth the terms and conditions of the Series E Preferred Partnership Units, is hereby deleted in its entirety and replaced by the following:

(c)            Distributions.

(i)            Pursuant to Section 8.1 of the Partnership Agreement but subject to the rights of holders of any Preferred Partnership Units ranking senior to the Series E Preferred Partnership Units as to the payment of distributions, Braemar OP Limited Partner LLC, in its capacity as the holder of the then outstanding Series E Preferred Partnership Units, shall be entitled to receive, when and as authorized by the General Partner, from the Cash Flow, cumulative monthly preferential cash distributions in an amount per Series E Preferred Partnership Unit at an annual rate equal to:

(A)	beginning on the “Date of the Initial Closing,” 8.0% per annum of the stated value of $25.00 per Series E Preferred Partnership Unit (the “Stated Value”) (equivalent to an annual distribution rate of $2.00 per Series E Preferred Partnership Unit);

(B)	beginning on the first anniversary from the “Date of the Initial Closing,” 7.75% per annum of the Stated Value (equivalent to an annual dividend rate of $1.9375 per share); and

(C)	beginning on the second anniversary from the “Date of the Initial Closing,” 7.5% per annum of the Stated Value (equivalent to an annual dividend rate of $1.875 per share.

For purposes of this section (c)(i) only, the “Date of the Initial Closing” will mean the date of the first settlement of Series E Preferred Stock in the Company’s offering (or the first date that any shares of Series E Preferred Stock were issued to any investor). Distributions shall be payable monthly on the 15th day of each month (or, if such payment date is not a Business Day, the next succeeding Business Day, with the same force and effect as if paid on such distribution payment date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such distribution payment date to such next succeeding Business Day). Distributions of Preferred Return shall be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the last Business Day of each month immediately preceding the applicable distribution payment date, which dates shall be the Partnership Record Dates for the Series E Preferred Partnership Units. Any distribution of Preferred Return payable on the Series E Preferred Partnership Units for any distribution period (as defined below) will be computed on the basis of twelve 30-day months and a 360-day year. Except for distributions in liquidation or redemption as provided in Sections D and E, respectively, holders of Series E Preferred Partnership Units will not be entitled to receive any distributions in excess of full cumulative Preferred Returns accrued on the Series E Preferred Partnership Units at the distribution rate specified in this paragraph. No interest will be paid in respect of any distribution payment or payments on the Series E Preferred Partnership Units that may be in arrears.

3.            In accordance with Section 4.3 of the Partnership Agreement, Section (c)(i) of Exhibit J to the Partnership Agreement, which sets forth the terms and conditions of the Series M Preferred Partnership Units, is hereby deleted in its entirety and replaced by the following:

(c)            Distributions.

(i)            Pursuant to Section 8.1 of the Partnership Agreement but subject to the rights of holders of any Preferred Partnership Units ranking senior to the Series M Preferred Partnership Units as to the payment of distributions, Braemar OP Limited Partner LLC, in its capacity as the holder of the then outstanding Series M Preferred Partnership Units, shall be entitled to receive, when and as authorized by the General Partner, from the Cash Flow, cumulative monthly preferential cash distributions in an amount per Series M Preferred Partnership Unit equal to 8.2% per annum of the stated value of $25.00 per Series M Preferred Partnership Unit (the “Stated Value”) (equivalent to an annual distribution rate of $2.05 per Series M Preferred Partnership Unit). Beginning one year from the date of original issuance of each Series M Preferred Partnership Unit, and on each one year anniversary thereafter for such Series M Preferred Partnership Unit, the dividend rate shall increase by 0.10% per annum for such Series M Preferred Partnership Unit; provided, however, that the dividend rate for any Series M Preferred Partnership Unit shall not exceed 8.7% per annum of the Stated Value. For purposes of this section (c)(i) only, the “date of the original issuance” of the Series M Preferred Partnership Unit shall mean the earliest date that any Series M Preferred Partnership Unit was issued during the calendar quarter in which the Series M Preferred Partnership Unit was issued. Distributions shall be payable monthly on the 15th day of each month (or, if such payment date is not a Business Day, the next succeeding Business Day, with the same force and effect as if paid on such distribution payment date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such distribution payment date to such next succeeding Business Day). Distributions of Preferred Return shall be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the last Business Day of each month immediately preceding the applicable distribution payment date, which dates shall be the Partnership Record Dates for the Series M Preferred Partnership Units. Any distribution of Preferred Return payable on the Series M Preferred Partnership Units for any distribution period (as defined below) will be computed on the basis of twelve 30-day months and a 360-day year. Except for distributions in liquidation or redemption as provided in Sections D and E, respectively, holders of Series M Preferred Partnership Units will not be entitled to receive any distributions in excess of full cumulative Preferred Returns accrued on the Series M Preferred Partnership Units at the distribution rate specified in this paragraph. No interest will be paid in respect of any distribution payment or payments on the Series M Preferred Partnership Units that may be in arrears.

4.            Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

5.            This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

6.            If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

Braemar OP General Partner LLC,
a Delaware limited liability company, as General Partner of Braemar Hospitality Limited Partnership

By:	/s/ Robert G. Haiman
Name: Robert G. Haiman
Title: Executive Vice President, General Counsel and Secretary

[Amendment No. 5 to Third Amended and Restated LP Agreement of Braemar Hospitality Limited Partnership]